Exhibit 1.2

7,839,809 Shares

STANDARD PACIFIC CORP.

Common Stock

UNDERWRITING AGREEMENT

September 24, 2007

CREDIT SUISSE INTERNATIONAL,

Represented By

CREDIT SUISSE, NEW YORK BRANCH

Eleven Madison Avenue

New York, New York 10010-3629

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sirs:

Standard Pacific Corp., a Delaware corporation (the “Company”), subject to the terms and conditions stated herein and pursuant to the Share Lending Agreement (the “Share Lending Agreement”), dated September 24, 2007, between the Company and Credit Suisse International (“CSI”) represented by Credit Suisse, New York Branch, as agent for CSI (in such capacity, the “Agent”), an affiliate of Credit Suisse Securities (USA) LLC (the “Underwriter”), proposes to issue and lend to CSI as a share loan, pursuant to and upon the terms set forth in the Share Lending Agreement, up to 7,839,809 shares of the common stock, par value $0.01 per share, of the Company (the “Securities”).

Concurrently with the issuance of the Securities, the Company is offering (the “Note Offering”) in an offering registered under the Securities Act of 1933, as amended (“Act”) by means of a prospectus supplement, up to $115,000,000 aggregate principal amount of its 6.00% Convertible Senior Subordinated Notes due 2012. Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as the underwriters in the Note Offering.

Section 1. Registration Statement and Prospectus. A registration statement (No. 333-140871), including a prospectus, relating to the Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective. “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Act that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. “Effective Date” means the date and time that the Registration Statement and any post-effective amendment or amendments thereto shall be deemed, pursuant to Rule 430B(f)(2), to be effective in connection with the sale of the Securities. For purposes of determining the information contained in the Registration Statement as of any time, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of determining the information contained in the Statutory Prospectus as of any time, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Statutory Prospectus” without reference to a time means the Statutory Prospectus as of the Applicable Time.

“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“General Disclosure Package” means (i) the Statutory Prospectus contained in the Registration Statement at the Applicable Time, including the preliminary prospectus supplement used most recently prior to the Applicable Time, (ii) the General Use Issuer Free Writing Prospectuses, if any, and (iii) any other “free writing prospectus” (as defined in Rule 405) that the parties shall expressly agree in writing to treat as part of the Disclosure Package, and listed as such in Schedule II to this Agreement.

“Applicable Time” means 6:35 pm (Eastern Time) on the date of this Agreement with respect to the Initial Closing Date (as defined below) and Noon, New York City time, on the date specified in the applicable Borrowing Notice (as defined in the Share Loan Agreement) with respect to a Subsequent Closing Date (as defined below).

The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in the Registration Statement or Prospectus, as applicable.

Section 2. Issuance and Transfer of Securities. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions herein and in the Share Lending Agreement, the Company agrees to issue to CSI in exchange for payment of the Loan Fee (as defined in the Share Lending Agreement), and CSI agrees to borrow from the Company, from time to time pursuant to one or more Borrowing Notices, the Securities specified in such Borrowing Notice, and the Underwriter, upon such issuance to CSI agrees to purchase such Securities from CSI.

Section 3. Terms of Public Offering. It is understood that the Underwriter proposes to offer the Securities from time to time for sale to the public as set forth in the Prospectus.

Section 4. Delivery. In accordance with the Share Lending Agreement, delivery of 4,657,847 of the Securities shall be made at 9:30 A.M., New York City time, on September 28, 2007, or such other time on the same or such other date as the Agent and the Company shall agree in writing. The time and date of such delivery are hereinafter referred to as the “Initial Closing Date”.

From time to time on or before the Borrowing Termination Date (as defined in the Share Lending Agreement), CSI may give one or more Borrowing Notices with respect to a number of Securities specified in the such Borrowing Notice, up to the Maximum Number of Shares (as defined in the Share Lending Agreement). In accordance with the Share Lending Agreement, delivery of the Securities specified in a Borrowing Notice shall be made on or before the Cutoff Time (as defined in the Share Lending Agreement) on the date specified in the Borrowing Notice (which will be no earlier than the third business day after the date of such Borrowing Notice), or at such other time on the same or such other date as the Agent and the Company shall agree in writing. The time and date of each such delivery are herein referred to as a “Subsequent Closing Date” and with the Initial Closing Date and each other Subsequent Closing Date, being sometimes referred to as a “Closing Date”).

The documents to be delivered on any Closing Date on behalf of the parties hereto pursuant to Section 9 of this Agreement shall be delivered at the offices of Gibson, Dunn & Crutcher LLP, 3161 Michelson Drive, Irvine, California and the Securities shall be delivered at the office of The Depository Trust Company (“DTC”), all on the applicable Closing Date.

Section 5. Agreements of the Company. The Company agrees with you:

(a) To keep available the Registration Statement for the sale of the Securities through the Borrowing Termination Date and to keep available under the Registration Statement a number of Securities equal to the then applicable Maximum Number of Shares, and to advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Statutory Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, and (iv) of the happening of any event during the period referred to in the second clause of Section 5(c) below which makes any statement of a material fact made in the Registration Statement or the Statutory Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Statutory Prospectus in order to make the statements therein not misleading. Notwithstanding anything to the contrary, the Company shall be obligated to make the Registration Statement available for the sale of the Securities and to amend or supplement the Registration Statement and the Statutory Prospectus only on Permitted Borrowing Days (as defined in the Share Lending Agreement). If at any time during the period referred to in the second clause of Section 5(c) below the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To furnish you five conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated therein by reference, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits but including documents incorporated therein by reference, as you may reasonably request.

(c) To prepare the Statutory Prospectus and the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Statutory Prospectus and the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; from the date hereof and so long as, in the opinion of counsel for the Underwriter, a prospectus is (or but for the exemption in Rule 172 under the Act would be) required under the Act to be delivered in connection with sales of the Securities by the Underwriter or a dealer, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus.

(d) Prior to 10:00 A.M., New York City time, on the second Business Day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered (or but for the exemption in Rule 172 under the Act would be) in connection with sales of the Securities by the Underwriter or a dealer, to furnish in New York City to the Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as the Underwriter or dealer may reasonably request.

(e) If during the period specified in the second clause of Section 5(c), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriter and to any dealer as many copies thereof as the Underwriter or dealer may reasonably request.

(f) To cooperate with you and counsel for the Underwriter in connection with the registration or qualification of the Securities for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject.

(g) To make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 2008 that shall satisfy the provisions of Section 11(a) of the Act.

(h) So long as the Securities are outstanding, to furnish to you as soon as available copies of all reports or other communications furnished to its security holders or public reports or other public communications furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (except for so long as the Company is subject to the reporting requirements of either Section 13 or 15 of the Exchange Act, and such communications are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system, the Company shall not be required to furnish to you such communications) and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriter and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Securities to CSI, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states and all costs of producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriter in connection with such registration or qualification and memoranda relating thereto), (iv) the cost of printing certificates representing the Securities, (v) the costs and charges of any depositary (including DTC), and (vi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood that, except as expressly provided in the immediately preceding sentence and in Sections 8 and 12, the Underwriter shall pay all its costs and expenses, including fees and disbursements of its counsel, and travel and other expenses of the Underwriter in connection with the sale and distribution of the Securities.

(j) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(k) From time to time during the Loan Availability Period, but not more often than once a calendar week, if the Underwriter notifies the Company that it proposes to sell any of the Securities, the Company shall use its commercially reasonable efforts to make available to CSI and the Underwriter such personnel and documents of the Company as CSI and/or the Underwriter shall reasonably request to conduct due diligence.

Section 6. Free Writing Prospectuses.

(a) The Company represents and agrees that, unless the Company obtains the prior consent of Agent, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Agent, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the Agent and the Company shall be deemed to have been given with respect to any “free writing prospectus” specified in Schedule I or Schedule II to this Agreement. Any such free writing prospectus consented to by the Company and Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Company consents to the use by the Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering that do not reflect the final terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in any final term sheet of the Company or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

Section 7. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

(a) The date of this Agreement is not more than three years subsequent to the more recent of the initial effective date of the Registration Statement or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective date of the Registration Statement or December 1, 2005, any of the Securities remain unsold by the Underwriter, the Company will, prior to that third anniversary, file, if it have not already done so, a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to Agent, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(b) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not or is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company nor any subsidiary of the Company in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order, all as described in Rule 405, and (y) the Company has not, in the preceding three years, been the subject of a bankruptcy petition or insolvency or similar proceeding, had a registration statement be the subject of a proceeding under Section 8 of the Act or been the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405. The Company has paid or shall pay the required Commission filing fee relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any documents included in the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company in writing by the Underwriter expressly for use therein.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use therein.

(e) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the knowledge of the Company, no proceedings for such purpose are pending before or threatened by the Commission.

(f) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Statutory Prospectus complied or will comply when so filed in all material respects with the applicable requirements of the Exchange Act; (ii) the Registration Statement, on the Effective Date, did not contain and, as amended, if applicable, on the date of this Agreement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement on the Effective Date complied and, as amended or supplemented, if applicable, on the date of this Agreement does comply in all material respects with the applicable requirements of the Act, (iv) the Prospectus, when filed and as of the Closing Date, will comply in all material respects with the applicable requirements of the Act, and (v) as of its issue date and the Applicable Time, the Prospectus, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

(g) Each preliminary prospectus, if any, filed as part of the Registration Statement in connection with this offering as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the applicable requirements of the Act.

(h) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(i) Each subsidiary of the Company has been duly incorporated or, in the case of a partnership or limited liability company, formed and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited liability company or partnership in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable, and all of the partnership or membership interests of each subsidiary that is a partnership or limited liability company have been duly authorized and validly issued; and the outstanding capital stock or partnership or membership interests of each subsidiary of the Company, directly or through subsidiaries, is owned by the Company free from liens, encumbrances and defects, except in each case in this subsection (e) for matters that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(j) The Share Lending Agreement has been duly authorized by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that enforceability of the Share Lending Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(k) The Company has the authorized equity capitalization set forth in the General Disclosure Package. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights. The Securities have been duly authorized and when issued in accordance with the terms of the Share Lending Agreement and this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.

(l) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company, on the one hand, and any person, on the other hand, that would give rise to a valid claim against the Company, the Agent or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the issuance and sale of the Securities.

(m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Share Lending Agreement in connection with the issuance and sale of the Securities by the Company, except for

(A) the effectiveness of the Registration Statement as initially filed with the Commission, which has been obtained, (B) such as have been obtained or will be obtained or made prior to the Closing Date, (C) such as may be required by the NASD and (D) such as may be required by the securities or blue sky laws of any state or foreign jurisdiction.

(n) The execution, delivery and performance of this Agreement and the Share Lending Agreement by the Company and the issuance and sale of the Securities by the Company and compliance by the Company with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary (or, in the case of a partnership or limited liability company, the comparable organizational documents), except in the cases of clauses (i) and (ii) as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; and the Company has the corporate power and authority to authorize and issue the Securities as contemplated by this Agreement and the Share Lending Agreement.

(o) This Agreement has been duly authorized, executed and delivered by the Company.

(p) Except as disclosed in the General Disclosure Package, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that materially interfere with the use made or to be made thereof by the Company or its subsidiaries; and (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except in each case for such liens, encumbrances, defects and exceptions that (1) are typically encountered in the development and acquisition of properties in the ordinary course of the Company’s business and the financing thereof, or (2) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(q) The Company and its subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except for such certificates, authorities or permits (1) that the Company or its subsidiaries are seeking or expect to seek to obtain in the ordinary course of business consistent with past practice, or (2) the failure to obtain or maintain is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(r) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(s) The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights presently employed by the Company or any of its subsidiaries, except for such matters as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(t) Except as disclosed in the General Disclosure Package, to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(u) Except as disclosed in the General Disclosure Package, (i) there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties by or before any court, other governmental agency or body or arbitrator (A) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (B) that is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under this Agreement or (C) that is otherwise required to be disclosed in the Prospectus; and (ii) to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(v) The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed in the General Disclosure Package).

(w) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package or quarterly dividends declared and paid in accordance with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and, after giving effect to the offering of the Securities as described herein and in the Share Lending Agreement, will not be an “investment company” as defined in the Investment Company Act.

(y) Ernst & Young, LLP are independent public accountants with respect to the Company as required by the Act.

Section 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Agent, the Underwriter and CSI, and each of their respective directors, officers and each person, if any, who controls the Agent, the Underwriter or CSI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Registration Statement, any Statutory Prospectus or any Issuer Free Writing Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling the Underwriter where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Applicable Time, the Company shall have notified the Underwriter that the Registration Statement, such Statutory Prospectus or such Issuer Free Writing Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Registration Statement and Statutory Prospectus or, where permitted by law, Issuer Free Writing Prospectus and such corrected Statutory Prospectus or Issuer Free Writing Prospectus was provided to the Underwriter far enough in advance of the Applicable Time so that such corrected Statutory Prospectus or Issuer Free Writing Prospectus could have been provided to such person prior to the Applicable Time, (iii) the Underwriter did not send or give such corrected Statutory Prospectus or Issuer Free Writing Prospectus to such person at or prior to the Applicable Time, or if later, the time of sale of the Securities to such person, and (iv) such loss, claim, damage or liability would not have occurred had the Underwriter delivered the corrected Statutory Prospectus or Issuer Free Writing Prospectus to such person.

(b) The Underwriter and CSI severally agree to indemnify and hold harmless the Company, its directors, officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter and CSI but only with reference to information relating to the Underwriter or CSI furnished in writing to the Company by the Underwriter or CSI expressly for use in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 60 days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party), and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request and such indemnified party shall have, on or after such 60th day, given the indemnifying party at least 30 additional days’ notice that the indemnified party is entitled to settle such action. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and CSI and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and CSI and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and CSI and the Underwriter on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total proceeds and underwriting discounts and commissions received by CSI and the Underwriter, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and CSI and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and CSI or the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, CSI and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 9. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase the Securities on any Closing Date are subject to the satisfaction of each of the following conditions:

(a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on such Closing Date with the same force and effect as if made on and as of such Closing Date.

(b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

(c) You shall have received on such Closing Date a certificate dated such Closing Date, signed by Andrew H. Parnes and Clay A. Halvorsen, in their capacities as the Executive Vice President – Finance and Chief Financial Officer and Executive Vice President, Secretary and General Counsel of the Company, confirming the matters set forth in Sections 7(u), 9(a), 9(b) and 9(d) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to such Closing Date.

(d) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in Section 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(e) On the Initial Closing Date and at each Subsequent Closing Date, if requested by the Underwriter, you shall have received on such Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

(i) the Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to conduct its business as described in the General Disclosure Package;

(ii) each of the material subsidiaries of the Company listed on Appendix A hereto incorporated or formed under the laws of the State of Delaware or California and Standard Pacific Mortgage (each, a “Specified Subsidiary”) is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, and has the requisite corporate, limited liability company or limited partnership power to conduct its business as described in the General Disclosure Package; the issued and outstanding capital stock of each Specified Subsidiary that is a corporation has been duly and validly issued and is fully paid and nonassessable and the membership interests and partnership interests, as the case may be, of each Specified Subsidiary that is a limited liability company or a partnership have been duly authorized and validly issued; and based solely upon the Officers’ Certificate and a review of the minute books and stock ledgers (or, in the case of a partnership or limited liability company, the partnership or limited liability agreement, as amended) of each Specified Subsidiary, each of the shares of capital stock, membership interests or partnership interests, as applicable, are owned of record by the Company or a wholly owned subsidiary of the Company;

(iii) the Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations thereunder;

(iv) the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company;

(v) this Agreement has been duly executed and delivered by the Company;

(vi) the Company is not and, after giving effect to the offering and issuance of the Securities as described in the General Disclosure Package, will not be an “investment company” that is required to be registered under the Investment Company Act. For purposes of this paragraph, the term “investment company” has the meaning ascribed to such term in the Investment Company Act;

(vii) the execution, delivery and performance by the Company of this Agreement and the Share Lending Agreement and the issuance of the Securities to CSI, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the States of New York or California or the United States of America under, any law or regulation currently in effect of the States of New York or California or the United States of America applicable to the Company that, in such counsel’s experience, is generally applicable to the transactions in the nature of those contemplated by this Agreement or the Share Lending Agreement, or the Delaware General Corporation Law. This paragraph will not include any opinion regarding any federal or state securities or Blue Sky laws or regulations;

(viii) the execution, delivery and performance by the Company of this Agreement and the Share Lending Agreement by the Company or the issuance of the Securities to CSI:

(A) do not and will not violate the charter or by-laws (or, in the case of a partnership or limited liability company, the comparable organizational documents) of the Company or any Specified Subsidiary;

(B) do not and will not breach the terms of: (i) any agreement of the Company or its subsidiaries identified to such counsel in a certificate of the Company, executed by two officers of the Company and delivered to you (the “Officers’ Certificate”), as constituting an agreement material to the Company and its subsidiaries, taken as a whole (“Material Contracts”) or (ii) any order of a court identified to such counsel in the Officers’ Certificate as constituting an order binding on the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, in either case based solely on such counsel’s review of such agreements or orders;

(ix) insofar as the statements in the General Disclosure Package or the Prospectus purport to describe specific provisions of the Securities, such statements present in all material respects an accurate summary of such provisions;

(x) the authorized capital stock of the Company consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock;

(xi) the execution, delivery and performance by the Company of the Share Lending Agreement have been duly authorized by all necessary corporate action on the part of the Company; the Share Lending Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; provided, however, that the foregoing opinions will be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding at law or in equity; and

(xii) the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the applicable terms of the Share Lending Agreement and this Agreement, will be validly issued, fully paid and non-assessable,

The opinion of Gibson, Dunn & Crutcher LLP described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein.

(f) On the Initial Closing Date and at each Subsequent Closing Date, if requested by the Underwriter, you shall have received on such Closing Date a letter (satisfactory to you and counsel for the Underwriter), dated such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company, to the effect that:

(i) the Registration Statement has become effective under the Act, and to such counsel’s knowledge, based solely upon the telephonic confirmation from the Staff of the Commission, as of the time of such confirmation that no stop order suspending the Registration Statement’s effectiveness has been issued under the Act;

(ii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements (and related notes) and other financial data and other statistical or other information of an accounting or financial nature included therein or omitted therefrom as to which no opinion need be expressed) complied on its face when so filed as to form with the Exchange Act in all material respects, and (B) the Registration Statement, at the Effective Date, and the Prospectus, as of its issue date, and any supplement or amendment thereto (if any) as of its respective date (except in each case for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature included therein or omitted therefrom and the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) as to which no opinion need be expressed) complied on its face as to form with the Act in all material respects; and

(iii) no facts have come to the attention of such counsel which leads them to believe that (A) the Registration Statement and the base prospectus included therein (except for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature included therein or omitted therefrom as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act), on the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as amended or supplemented, if applicable (except for the financial statements (and related notes thereto) and other financial data and other statistical and other information of an accounting or financial nature, as aforesaid), as of its issue date or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the General Disclosure Package and the pricing related information set forth in Appendix B hereto (except for the financial statements (and related notes thereto) and other financial data and other statistical or other information of an accounting or financial nature, as aforesaid), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) On the Initial Closing Date and at each Subsequent Closing Date, if requested by the Underwriter, you shall have received an opinion (satisfactory to you and counsel for the Underwriter), dated such Closing Date, of Smith, Gambrell & Russell, LLP, special Florida counsel for the Company, to the effect that each of the subsidiaries of the Company formed under the laws of the State of Florida (each, a “Florida Subsidiary”) is a validly existing limited liability company, limited partnership or registered partnership, as applicable, and its status is Active under the laws of the State of Florida; each Florida Subsidiary has the requisite limited liability company or partnership power, as applicable, to conduct its business as presently conducted, or as contemplated to be conducted by each Florida Guarantor as certified in the Officers’ Certificate; the membership interests and partnership interests, as applicable, of each Florida Subsidiary have been duly authorized and validly issued; and, based solely upon the Officers’ Certificate and a review of the applicable partnership or limited liability agreement, as amended, of each Florida Subsidiary, each of the membership interests or partnership interests, as applicable, are owned of record by the Company or a wholly owned subsidiary of the Company;

The opinion of special Florida counsel to the Company described in Section 9(g) above shall be rendered to you at the request of the Company and shall so state therein.

(h) On the Initial Closing Date and at each Subsequent Closing Date, if requested by the Underwriter, you shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, counsel for the Underwriter, as to such matters as are customarily covered in such opinion.

(i) On each of the date hereof, the Initial Closing Date and each Subsequent Closing Date, if requested by the Underwriter, a letter dated such date, in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing the information and statements agreed to with the Underwriter with respect to the financial statements and certain financial information contained in or incorporated by reference into the General Disclosure Package.

(j) The Company shall not have failed on or prior to such Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company on or prior to such Closing Date.

(k) By the Initial Closing Date, the Securities shall have been approved for listing on The New York Stock Exchange, subject only to notice of issuance.

(l) The Note Offering, substantially on the terms described in the Prospectus, shall have been consummated on the Initial Closing Date.

(m) Notwithstanding the foregoing, the Underwriter may request the opinion and letters referred to in clauses (e), (f), (g), (h) and (i) of this Section 9 with respect to a Subsequent

Closing Date only if, since the date such opinions and letters were last delivered to you, either (A) 30 days has passed or (B) the Registration Statement or the Prospectus has been amended or supplemented, including by the filing of documents by the Company under the Exchange Act that are incorporated by reference into the Registration Statement or the Prospectus.

Section 10. Effectiveness of Agreement and Termination. This Agreement shall become effective at the Applicable Time.

This Agreement may be terminated at any time on or prior to any Closing Date by you by written notice to the Company if any of the following has occurred after the date of this Agreement: (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, or any announcement by any nationally recognized statistical rating organization that it intends to issue a liquidity rating without issuing or indicating the rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

Section 11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Underwriter has been retained solely as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand, have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of such fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

Section 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Standard Pacific Corp., 15326 Alton Parkway, Irvine, California, 92618, Attention: Corporate Secretary, with a copy to Gibson, Dunn & Crutcher LLP, 3161 Michelson Drive, Irvine, California 92614, Attention: Michelle A. Hodges, Esq. and (ii) if to the Underwriter or to the Agent, to you c/o Credit Suisse, New York Branch, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, with a copy to O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, Attention: Richard A. Boehmer, Esq., or in any case to such other address as the person to be notified may have requested in writing.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, CSI and the Underwriter set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or directors of the Underwriter, any person controlling the Underwriter, CSI, the officers or directors of CSI, any person controlling CSI, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

If for any reason the Securities are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to clauses (iii) through (vii) of the second paragraph of Section 10), the Company agrees to reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company agrees to reimburse CSI, the officers or directors of CSI, any person controlling CSI, the Underwriter, its directors and officers and any persons controlling the Underwriter, and the Underwriter and CSI severally agree to reimburse the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company, in each case for any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 or this Section 12).

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, CSI, the Underwriter, CSI’s and the Underwriter’s directors and officers, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Underwriter merely because of such purchase.

This Agreement shall be governed and construed in accordance with the laws of the State of New York.

The term “Business Day” as used in this Agreement means a day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City or Los Angeles.

The term “subsidiary” as used in this Agreement means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or any of its subsidiaries, or any other person in which the Company and its subsidiaries have at least a majority ownership interest (other than unconsolidated joint ventures, over which the Company and its subsidiaries do not have voting or economic control).

This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

Please confirm that the foregoing correctly sets forth the agreement between the Company, you and the Underwriter.

Very truly yours,

STANDARD PACIFIC CORP.

By:	/s/ Stephen J. Scarborough
Name:	Stephen J. Scarborough
Title:	Chairman, Chief Executive Officer and President

By:	/s/ Andrew H. Parnes
Name:	Andrew H. Parnes
Title:	Executive Vice President – Finance and Chief Financial Officer

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Eric A. Anderson
Name:	Eric A. Anderson
Title:	Managing Director

CREDIT SUISSE INTERNATIONAL

By:	/s/ Sayedur Khan
Name:	Sayedur Khan
Title:	Authorized Signatory

CREDIT SUISSE, NEW YORK BRANCH

By:	/s/ Stuart B. Ganes
Name:	Stuart B. Ganes
Title:	Director

SCHEDULE I

None

SCHEDULE II

None